SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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CALIFORNIA PIZZA KITCHEN, INC.

(Name of Registrant as Specified in its Charter)

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CALIFORNIA PIZZA KITCHEN, INC.

6053 West Century Boulevard, 11th Floor

Los Angeles, California 90045-6430

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 7, 2003

Dear Shareholder:

You are invited to attend the Annual Meeting of the Shareholders of California Pizza Kitchen, Inc., a California corporation (“CPK” or the “Company”), which will be held on Wednesday, May 7, 2003 at 10:00 AM, in Salon A at the Crowne Plaza Hotel at Los Angeles Airport, 5985 West Century Boulevard, Los Angeles, California 90045, for the following purposes:

1.	To elect a board of directors. Our nominating committee has nominated the following individuals for election at the meeting: William C. Baker, Rick J. Caruso, Larry S. Flax, Frederick R. Hipp, Charles G. Phillips, Richard L. Rosenfield, and Harold O. Rosser.

2.	To approve an amendment to our 1998 Stock-Based Incentive Compensation Plan to increase the number of shares reserved for issuance thereunder by 500,000 shares.

3.	To approve an amendment to our Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 375,000 shares.

4.	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 28, 2003.

5.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 17, 2003 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relating to the meeting during ordinary business hours at our offices.

Your attention is directed to the accompanying proxy statement. We invite all shareholders to attend the annual meeting. To ensure that your shares will be voted at this meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope. You can also vote your shares by telephone. Voting instructions for telephone voting are printed on the proxy card. If you are a holder of record and you attend this meeting, you may vote in person, even though you have sent in your proxy. Shareholders who hold their shares through an account with a brokerage firm, bank or other nominee who desire to vote in person at the meeting will need to obtain a proxy form from the institution that holds their shares and follow the instructions on that form.

Accompanying this notice and proxy statement is a copy of our 2002 annual report to shareholders.

By Order of the Board of Directors,

Gregory S. Levin

Vice President and Chief Financial Officer

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum at the meeting. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

Los Angeles, California

April 3, 2003

CALIFORNIA PIZZA KITCHEN, INC.

6053 West Century Boulevard, 11th Floor

Los Angeles, California 90045-6430

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 7, 2003

The accompanying proxy is solicited by the board of directors of California Pizza Kitchen, Inc., a California corporation (referred to herein as the “Company” or in the first person notations “we,” “our” and “us”), for use at our 2003 Annual Meeting of Shareholders to be held on Wednesday, May 7, 2003, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this proxy statement is April 3, 2003, the approximate date on which we first sent or gave this proxy statement and the accompanying form of proxy to shareholders.

General information

Annual Report.    An annual report on Form 10-K for the fiscal year ended December 29, 2002 is enclosed with this proxy statement.

Voting Securities.    Only shareholders of record as of the close of business on March 17, 2003 will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 18,853,436 shares of our common stock, par value $0.01 per share, issued and outstanding. Shareholders may vote in person or by proxy. Each holder of shares of our common stock is entitled to one (1) vote for each share of stock held on the proposals presented in this proxy statement. Our bylaws provide that the holders of a majority of the issued and outstanding shares of our stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

Solicitation of Proxies.    We will bear the cost of soliciting proxies. We may solicit shareholders through our regular employees and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have shares of our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We also may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. We may engage a proxy solicitation firm to assist us and, if we do, we expect the cost of the engagement to be no more than $15,000.

Voting of Proxies.    All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the direction of the shareholder. If no choice is indicated on the proxy, the shares will be voted in favor of the director-nominees and the proposals. A shareholder who holds shares in his or her own name and who gives a proxy has the power to revoke his or her proxy at any time prior to the time it is voted by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date or by attending the meeting and voting in person. Shareholders who hold their shares through an account with a brokerage firm, bank or other nominee who desire to revoke their proxies or to vote in person at the meeting will need to obtain a proxy form from the institution that holds their shares and follow the instructions on that form.

Shareholders also have the choice of voting by using a toll-free telephone number. Please refer to your proxy card enclosed with this proxy statement or the information forwarded by your bank, broker or other holder of record. The telephone voting facilities for shareholders of record will close at 12:01 a.m. EST on May 7, 2003. The telephone voting procedures are designed to authenticate you as a shareholder by use of a control number and to allow you to confirm that your instructions have been properly recorded.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

Director Nominees.    The table below sets forth the Company’s directors, and certain information, as of April 3, 2003, with respect to age and background.

Name	Age	Position	Director Since
William C. Baker	69	Director	2002

Rick J. Caruso	44	Director	2002

Larry S. Flax	60	Co-Chairman of the Board and Director	1985

Frederick R. Hipp	52	Chief Executive Officer, President and Director	1998

Charles G. Phillips	54	Director	2000

Richard L. Rosenfield	57	Co-Chairman of the Board and Director	1985

Harold O. Rosser	54	Director	1997

William C. Baker has served as a director since May 2002. Mr. Baker is a principal of the real estate investment firm of Baker & Simpson, L.L.C. From 1996 to 1997, Mr. Baker served as Chairman of the Santa Anita Companies, which merged with Meditrust Companies in 1997 and changed its name to La Quinta Inns in 2001. From 1993 to 1995, Mr. Baker was President of Red Robin Restaurants. From 1977 to 1988, Mr. Baker was the principal shareholder and Chief Executive Officer of Del Taco, Inc. Mr. Baker serves on the boards of directors of Callaway Golf Company, Public Storage, Inc. and La Quinta Corporation.

Rick J. Caruso has served as a director since January 2002. Since 1994, Mr. Caruso has been the Chief Executive Officer of Caruso Affiliated Holdings, a nationwide diversified real estate company he founded in 1980. Mr. Caruso is President of CAH Restaurants of California, LLC which is a franchisee and operates two California Pizza Kitchen restaurants. Mr. Caruso serves on the boards of directors of Century Investments, Inc., CRM Properties, Inc., Midvale Corporation and additional privately-held companies.

Larry S. Flax, a co-founder, has served as Co-Chairman of the Board since our formation in October 1985. From 1985 to 1996, Mr. Flax also served as Co-Chief Executive Officer. Since January 2002, Mr. Flax has been Co-Founder and Co-President at LA Food Show, Inc., a newly-formed restaurant operating company. Prior to founding our company, he practiced law as a principal in Flax and Rosenfield, Inc. after serving as an Assistant United States Attorney, Department of Justice and Assistant Chief, Criminal Division and Chief, Civil Rights Division of the United States Attorney’s Office in Los Angeles. Mr. Flax also serves on the board of directors of Arden Realty, Inc.

Frederick R. Hipp has served as Chief Executive Officer and President and as a director since January 1998. From 1980 to 1997, Mr. Hipp was employed by Houlihan’s Restaurant Group, in Kansas City, Missouri, where he last served as President and Chief Executive Officer. From 1978 to 1980, Mr. Hipp was President of Restaurant Data Systems in Dallas, Texas where he consulted with major hotel and restaurant chains on financial and restaurant operations. From 1972 to 1978, Mr. Hipp worked for Steak & Ale Restaurants in Dallas, Texas where he last served as the Director of Restaurant Systems and Administration. Mr. Hipp serves on the board of directors of Acapulco/El Torito Restaurants.

Charles G. Phillips has served as a director since November 2000. Mr. Phillips has retired from Gleacher & Co., an investment banking firm where he was a managing director from 1991 to 2002 and is now serving as a consultant to several companies. Prior to joining Gleacher & Co., Mr. Phillips was a member of Morgan Stanley’s Investment Banking Operating Committee and, in 1985, founded that firm’s high yield business. Mr. Phillips currently serves on the board of directors of Champs Entertainment, Inc. and has previously been a director of several public companies and private investment funds.

Richard L. Rosenfield, a co-founder, has served as Co-Chairman of the Board since our formation in October 1985. From 1985 to 1996, Mr. Rosenfield also served as Co-Chief Executive Officer. Since January 2002, Mr. Rosenfield has been Co-Founder and Co-President at LA Food Show, Inc., a newly-formed restaurant operating company. Prior to founding our company, he practiced law as a principal of Flax and Rosenfield, Inc. after serving with the Department of Justice, Criminal Division, Appellate Section in Washington, D.C. and as an Assistant United States Attorney, Special Prosecutions Section of the Criminal Division, in Los Angeles. Mr. Rosenfield also serves on the board of directors of Callaway Golf Company.

Harold O. Rosser has served as a director since September 1997. Since 1995, Mr. Rosser has been a managing director of the investment firm of Bruckmann, Rosser, Sherrill & Co., Inc., the management company for Bruckmann, Rosser, Sherrill & Co., L.P. Mr. Rosser serves on the boards of directors of O’Sullivan Industries Holdings, Inc., Penhall International Corp., Il Fornaio, Inc., McCormick and Schmick Restaurant Corporation, as well as additional privately-held companies.

Currently, all directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the board of directors. There are no family relationships among our directors and officers. During the fiscal year ended December 29, 2002, our board of directors held six meetings. Each director serving on the board of directors in fiscal year 2002 other than Rick J. Caruso attended at least 75% of the meetings of the board of directors and the committees on which he served. Mr. Caruso attended five of the six meetings of the full board and three of the five meetings of the audit committee.

Our board of directors has three standing committees: an audit committee, a compensation committee, and a nominating committee.

The audit committee is primarily concerned with the accuracy and effectiveness of the audits of our financial statements by our internal accounting staff and our independent auditors. This committee’s function is to review our quarterly and annual financial statements with our independent accountants and management, review the scope and results of the examination of our financial statements by the independent accountants, approve all professional services performed by the independent accountants and related fees, recommend the retention or replacement of the independent accountants and periodically review our accounting policies and internal accounting and financial controls. The three directors who are members of this committee are William C. Baker, Rick J. Caruso and Charles G. Phillips, all of whom are “independent” as required by applicable listing standards of The Nasdaq Stock Market. Mr. Phillips serves as chair of the audit committee. This committee met five times during the fiscal year ended December 29, 2002. The audit committee is governed by a written charter approved by our board of directors. A more complete description of the committee’s functions is set forth in the charter.

The compensation committee’s function is to review salary and bonus levels and stock option grants for executive officers and key employees and make recommendations to our independent directors (as defined by applicable listing standards of The Nasdaq Stock Market). Our independent directors then meet in executive session and make all final determinations regarding the compensation of our officers, directors and key employees. The current members of this committee are Harold O. Rosser, Charles G. Phillips, and William C. Baker. This committee met one time during the fiscal year ended December 29, 2002. For additional information concerning the compensation committee, see “Report of the Compensation Committee of the Board of Directors on Executive Compensation.”

The nominating committee has the sole right, and the full power and authority of the board of directors, to determine by majority vote the director nominees to be presented to the shareholders for vote. The current members of this committee are Harold O. Rosser, William C. Baker, Rick J. Caruso and Charles G. Phillips, all of whom are “independent” as defined by applicable listing standards of The Nasdaq Stock Market. This committee was established in February 2003 and did not hold any meetings during the fiscal year ended December 29, 2002. This committee will consider candidates for the board recommended by shareholders. Shareholders must submit their recommendations to the attention of our Secretary at our principal office appearing on the front page of this proxy statement no later than December 4, 2003.

The nominating committee’s nominees for election at the annual meeting of shareholders to the board of directors are William C. Baker, Rick J. Caruso, Larry S. Flax, Frederick R. Hipp, Charles G. Phillips, Richard L. Rosenfield, and Harold O. Rosser. If elected, the nominees will serve as directors until our annual meeting of shareholders in 2004, and until their successors are duly elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as we may designate.

Vote required and board of directors’ recommendation

If a quorum is present and voting, the seven nominees for the positions of directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Our board of directors unanimously recommends a vote “FOR” the nominees named above.

PROPOSAL NUMBER TWO

APPROVAL OF AMENDMENT TO 1998 STOCK-BASED INCENTIVE COMPENSATION PLAN

Our 1998 Stock-Based Incentive Compensation Plan provides for the grant of stock options to our employees, directors and independent contractors and assists us in attracting, retaining and rewarding these employees, directors and independent contractors by giving them a greater stake in our success and encouraging ownership in our stock by them.

A stock option enables its recipient to purchase a specified number of shares of common stock at a price determined at the time the option is granted. If the stock price increases, the optionee may benefit by exercising the stock option to purchase shares of common stock at the fixed price and selling them at the higher market price. Stock options are often said to align the optionee’s interests with those of the shareholders because they are intended to motivate optionees to work in ways that increase the value of a company’s common stock. In addition, because stock options typically become exercisable in periodic installments over a number of years of continued service, they provide optionees with an incentive to continue to provide services to the company.

Proposed amendment

To ensure that we will continue to have a reasonable number of shares available for future stock option grants, our board of directors has adopted an amendment to our 1998 Plan, subject to shareholder approval, to increase the number of shares of common stock authorized for issuance under the 1998 Plan by 500,000 shares. We are now seeking shareholder approval of this amendment.

As of March 28, 2003, there are 181,803 shares of common stock available for future grants under our 1998 Plan, not including the shares subject to this proposal. Our board of directors believes that this number will not be sufficient to meet our anticipated needs.

Summary of the provisions of our 1998 Plan

The following summary of our 1998 Plan is qualified in its entirety by the specific language of the 1998 Plan, a copy of which is available to any shareholder upon request.

In general.    Our 1998 Plan became effective February 5, 1998, received shareholder approval within the one year period that followed, and continues in effect for a period of ten years from its effective date, unless terminated earlier by our board of directors. Termination of our 1998 Plan will not affect any options previously granted under the plan. Our board of directors may amend or terminate our 1998 Plan, subject to applicable law and regulation. Our independent directors administer the 1998 Plan.

Shares subject to our 1998 Plan.    A total of 3,500,000 shares of our common stock have been reserved for issuance under our 1998 Plan. As of March 28, 2003, we have granted options to acquire 3,318,197 shares under this plan and our employees have exercised options to purchase 1,296,381 shares. We last granted options under this plan in January 2003.

Administration.    Our 1998 Plan is administered by our independent directors. These directors have sole authority to interpret and administer the 1998 Plan, to adopt regulations relating to administration of the 1998 Plan, to grant options, to determine the terms of options, and to determine the effect of a change in corporate control, with its discretion being conclusive on these matters.

Options.    Options may be either incentive stock options as defined in Section 422 of the Internal Revenue Code, or options that are not incentive stock options. Our 1998 Plan does not allow for stock appreciation rights, restricted stock awards or phantom stock awards.

Under our 1998 Plan, the aggregate fair market value of the common stock for which an employee may be granted incentive stock options which first become exercisable in any calendar year may not exceed $100,000. An optionee may purchase common stock through exercising an option and paying the exercise price associated therewith. Only common stock is subject to purchase upon exercise of the options.

Eligibility to participate in our 1998 Plan.    Under the 1998 Plan, our independent directors have the discretionary authority to grant options to anyone performing services for us as an employee, director, or independent contractor. Directors and independent contractors who are not also employees will be eligible to receive non-qualified options, but not incentive stock options.

Option agreements.    The options granted under the 1998 Plan are evidenced by option agreements substantially in the form filed as an exhibit to the Registration Statement on Form S-8 that we filed with the Securities and Exchange Commission on August 2, 2000. Each option agreement, and any amendment thereto, will contain such terms and conditions consistent with the requirements of the 1998 Plan as our independent directors shall determine. Such option agreements will constitute the only form of reports which optionees receive as to the status of options granted or exercisable under the 1998 Plan.

Exercise price.    Under the 1998 Plan, our independent directors determine the exercise price for any option, however, the exercise price for an incentive stock option may not be less than 100% of the fair market value per share of the common stock on the date such option is granted (110%, in the case of incentive stock options granted to persons owning more than 10% of the outstanding common stock).

Fair market value.    “Fair market value” means the fair market value per share of common stock on the date an award is granted. For purposes of the 1998 Plan, the fair market value of a share of common stock will be the last sale price on Nasdaq on the day in question. If no such sale takes place on such day, the price will be determined based on the average of the day’s closing bid and ask quotations (and in their absence or a change from Nasdaq listing, according to specific terms of the 1998 Plan).

Vesting.    Our independent directors may impose vesting requirements on an optionee’s right to exercise an option.

Duration of options.    Unless provided by our independent directors in an award, each option will be exercisable at any time on or after it vests and remain exercisable until ten years after its date of grant (five years in the case of incentive stock options granted to an employee owning more than 10% of our common stock), subject to earlier expiration, as described below, based on the date on which the employee terminates employment with us.

Effect of termination of service.    Unless otherwise set forth in an option agreement, if an optionee terminates employment or service as an employee, director, or independent contractor with us without having fully exercised his or her options and the optionee’s termination is due to:

(a)  “Disability” or “Retirement” within the meaning of the 1998 Plan, any options that were exercisable on the date the optionee’s employment or service terminated may be exercised within a period of two months after termination of the optionee’s employment or service;

(b)  The optionee’s death, any options that were exercisable on the date of the optionee’s death may be exercised within a period of three months thereafter by the person or persons to whom the optionee’s rights under the option passed by will or by applicable laws of descent and distribution; or

(c)  Any reason other than disability, retirement, or death, all of the optionee’s rights and benefits with respect to any unexercised option shall immediately be deemed canceled and may not be exercised. This rule does not apply to options granted to independent contractors.

Notwithstanding the foregoing, our independent directors may in their discretion allow vesting to be accelerated and may allow for additional or different periods of exercise in certain circumstances. In no event, however, may any option be exercised after the expiration date set forth in the agreement granting it.

Conditions of exercise.    An optionee may exercise an option only by (a) a written notice of his or her intent to exercise the option with respect to a specific number of shares of common stock, and (b) payment to us, contemporaneously with delivery of such notice, of the exercise price for the number of shares with respect to which the option is then being exercised. Options may be exercised in part or in whole and at one time or from time to time.

Payment for options.    An optionee must make full payment of the exercise price for each share of common stock purchased upon the exercise of any option at the time of its exercise. Such payment may be made in cash or by certified or bank cashier’s check, or if provided for in an option agreement by (a) the optionee’s delivery of shares of common stock owned by the optionee for at least six months and equal in fair market value to the purchase price of the shares to be acquired pursuant to the option (subject to special incentive stock option rules set forth in the 1998 Plan), (b) a cashless exercise involving a broker, or (c) by any combination of the above, as well as any other form of payment that our independent directors may approve.

Tax withholding.    Our obligation to deliver shares of common stock pursuant to the exercise of an option is subject to the optionee’s satisfaction of all applicable income tax withholding and employment tax requirements. An optionee may pay the withholding taxes that arise from the exercise of non-qualified options either in cash, by certified or cashier’s check, or, with our independent directors’ consent, by having us retain a number of shares that are subject to the option and have a fair market value equal to the amount required to be withheld.

Issuance of common stock.    Shares issued upon the exercise of options under the 1998 Plan will be newly issued or treasury shares and be freely transferable; subject to (a) applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required, and (b) any rights of repurchase or other rights that we reserve under the 1998 Plan or an agreement. We are not required to issue or deliver any certificates for shares of common stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which we may, in our discretion, determine to be necessary or advisable. Moreover, no option may be exercised if such exercise would be contrary to applicable laws and regulations.

Recapitalization, merger, consolidation and similar transactions.    The aggregate number of shares reserved for issuance under the 1998 Plan, and the number of shares subject to outstanding options, the maximum number of shares that can be covered by an option, the exercise price thereof, and the number and kind of shares underlying the option will be proportionately adjusted subsequent to the effective date of the 1998 Plan upon our merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reclassification or the like.

Nontransferability.    Unless otherwise provided in an option agreement granting a non-qualified option, optionees may not transfer options other than by will or by the laws of descent or distribution. The 1998 Plan includes special provisions under which the holder of a non-qualified option may sell the option or the underlying shares in a transaction approved by our independent directors, or transfer the option in accordance with the option agreement.

Rights of optionees.    Neither the 1998 Plan, nor the grant of any option, nor any action by our independent directors in connection with the 1998 Plan will create any right on the part of any person to continue to perform services for us. In addition, an optionee will not have any shareholder rights with respect to shares subject to an option unless and until the option is duly exercised and shares of common stock are delivered to the optionee.

Restrictions on resale.    Unless specifically included as a term and condition of any option, there are no restrictions on the resale of common stock acquired upon the exercise of options. Shares of common stock purchased upon the exercise of options may be resold only in compliance with the registration requirements of the Securities Act of 1933, and applicable state securities laws. Under the Securities Act, our affiliates generally may resell shares of common stock purchased pursuant to our 1998 Plan only (a) in accordance with the provisions of Rule 144 under the Securities Act or an exemption from registration under the Securities Act, or (b) pursuant to an applicable current and effective registration statement under the Securities Act.

As defined in Rule 405 under the Securities Act, an affiliate of a company is a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such company. The determination of whether a person is an affiliate is primarily a factual one based upon whether he or she possesses, directly or indirectly, individually or in concert with others, the powers to direct or cause the direction of the management or policies of the company, whether through the ownership of voting stock, by executive position, by membership on any of its committees, by contract or otherwise.

Finally, if any one of our officers, directors, or more than 10% shareholders both sells common stock obtained through the exercise of an option and purchases common stock at a lower price within the six-month period before or after such sale, the short swing profit from the transactions will be subject to recapture by us, pursuant to the short-swing profit prohibitions imposed by Section 16(b) of the Securities Exchange Act of 1934. Section 16(b) is not applicable to the exercise of options that are in the money, and will not apply to the grant of options so long as at least six months elapse between the date of the option grant and the sale of the common stock purchased upon exercise of the option.

Federal Income Tax Consequences.    Under present federal income tax laws, grants of options will have the following federal income tax consequences for optionees and us:

(a)  The grant of an option will not, by itself, result in the recognition of taxable income to the optionee.

(b)  The exercise of an option which is an incentive stock option will generally not, by itself, result in the recognition of taxable income to the optionee nor entitle the Company to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the option shares on the date of exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax under the Internal Revenue Code. The alternative maximum tax is incurred only when it exceeds the regular income tax. The optionee will recognize capital gain or loss upon resale of the shares received upon such exercise, provided that such resale occurs at least one year after transfer of the shares to the optionee and two years after the grant of the option. If both of these conditions are not satisfied, the optionee will recognize ordinary income upon disposition in an amount equal to the lesser of (x) the difference between the exercise price and the fair market value on the date of exercise of the share; or (y) the gain realized upon the sale.

(c)  The exercise of an option which is not an incentive stock option will result in the recognition of taxable income by the optionee on the date of exercise in an amount equal to the difference between the fair market value on the date of exercise of the shares acquired pursuant to the option and their exercise price.

Participation in our 1998 Plan

The grant of options and other awards under our 1998 Plan to employees, including the executive officers named in the summary compensation table in the section below entitled “Executive Compensation and Other Matters,” is subject to the discretion of our independent directors. In 2002, we granted less than 50% of the total options granted under our 1998 Plan to officers and directors. As of the date of this proxy statement, there has been no determination by our independent directors with respect to future awards under our 1998 Plan. The table below sets forth, as to our President and Chief Executive Officer, our four other most highly compensated executive officers and the other individuals and groups indicated, the number of shares of our common stock subject to option grants made under our 1998 Plan during 2002, together with the weighted average exercise price payable per share for such option grants.

Name	Shares Underlying Options Granted (#)	Average Weighted Exercise Price Per Share ($/share)
Frederick R. Hipp	50,000	$19.96

Tom N. Jenneman	10,000	19.96

Gregory S. Levin	—	—

Christopher P. Ames	—	—

Julie Carruthers	15,000	19.96

All current executive officers as a group	125,000	19.96

All current non-executive directors as a group	60,000	23.51

All current non-executive officer employees as a group	398,000	20.42

Vote required and board of directors’ recommendation

The affirmative vote of a majority of the votes cast on the proposal at the annual meeting of shareholders, at which a quorum representing a majority of all outstanding shares of our common stock is present, either in person or by proxy, is required for approval of this proposal. Votes for or against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will have no effect on the outcome of this vote.

Our board of directors believes that approval of the increase in the number of shares reserved for issuance by 500,000 shares under our 1998 Plan is in the best interests of California Pizza Kitchen, Inc. and its shareholders.

Our board of directors unanimously recommends a vote “FOR” approval of an increase in the number of shares reserved for issuance under our 1998 Plan by 500,000 shares.

PROPOSAL NUMBER THREE

APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

On February 28, 2003, the board of directors approved an amendment to our Employee Stock Purchase Plan, subject to the approval of the our shareholders at the Annual Meeting. The following summary of the principal features of the ESPP is qualified by reference to the terms of the ESPP, a copy of which is available without charge upon shareholder request.

Proposed Amendment

The amendment to the ESPP approved by the board of directors consists of an increase in the number of shares of our common stock reserved for issuance under the ESPP from 375,000 to 750,000 shares. We are now seeking shareholder approval of this amendment.

Summary of the provisions of our Employee Stock Purchase Plan

The ESPP was adopted by the board of directors and was approved by our shareholders on November 2, 1999. The ESPP was amended by the board of directors on June 23, 2000. The purpose of the ESPP is to provide employees with an opportunity to purchase through payroll deduction shares of our common stock at a price below market value, thereby enabling us to retain the services of our employees, to secure the services of new employees, and to provide incentives for such employees to exert maximum efforts for our success. A total of 375,000 shares of our common stock have been reserved for issuance under the ESPP. As of March 28, 2003, our employees have purchased 297,153 shares under this plan and we have 77,847 shares available for future purchases.

Administration.    Our independent directors administer the ESPP. The independent directors have authority to construe and to interpret the ESPP and the rights granted under it, to establish, amend and revoke rules for its administration, and to determine when and how rights to purchase stock shall be granted and the terms of each offering. The independent directors have final power to determine all questions of policy and expediency that may arise in the administration of the ESPP.

Eligibility; Price of Shares.    Each of our employees and our affiliates’ employees who works at least 20 hours per week will be eligible to participate in the ESPP, provided such employee is employed for the continuous period which is designated by the board of directors or our independent directors (which must be less than two years) prior to the date of the grant. However, no employee is eligible to participate in the ESPP if, immediately after electing to participate, the employee would own common stock (including stock such employee may purchase under outstanding options) representing 5% or more of the total combined voting power or value of all classes of our stock or of any affiliate. In addition, no employee is permitted to participate if under the ESPP and all of our similar purchase plans, such rights would accrue at a rate which exceeds $25,000 in fair market value of our common stock (determined at the time the right is granted) for any calendar year.

Under the ESPP, the board of directors or our independent directors may establish “offering periods” that provide for grants of rights to purchase our common stock to eligible employees on the “offering date” of the applicable offering period. The current offering under the ESPP adopted by the board of directors on February 28, 2003 establishes consecutive two-year offering periods commencing July 16 of every other calendar year thereafter (i.e. July 16, 2004, July 16, 2006, etc.), and designates the offering date as the first day of the applicable offering period. Each two-year offering period is divided into four six-month “purchase periods” commencing July 16 and January 16 of each year. On the last day of each purchase period we apply the amount contributed by the participant during that purchase period to purchase shares of our common stock for such participant. The purchase price is equal to 85% of the lower of (a) the market price of our common stock on the first day of the applicable offering period and (b) the market price of our common stock on the last business day of the purchase period.

The current offering also provides for an “automatic reset” of the offering date purchase price on the first day of each six-month purchase period if favorable to the employees. The automatic reset allows a new offering period to begin every six months in the event the market price on the first day of the applicable purchase period is lower than the market price of our common stock on the first day of the current offering period. If the market price of our common stock is lower on the first day of the purchase period, then the two-year offering period automatically restarts on the first day of that purchase period.

Participation; Payroll Deductions; Purchase of Shares.    Eligible employees become participants in the ESPP by executing a participation agreement authorizing payroll deductions and delivering it to us prior to the six-month period for which such authorization is effective. Payroll deductions continue throughout the offering period unless changed or terminated as provided in the ESPP. In the current offering, no participant may contribute more than 15% of his or her total annual compensation or more than $21,250 in any year.

Under the ESPP, the board of directors or our independent directors shall specify a maximum number of shares that may be purchased by any eligible employee in the offering, and a maximum aggregate number of shares which may be purchased by all eligible employees in the offering. Currently, the maximum aggregate number of shares available to be purchased by all eligible employees in any one offering is 375,000. In addition, no employee may purchase under the ESPP more than $25,000 worth of our common stock (based on the fair market value on the date of grant) in a calendar year.

Withdrawal From the ESPP; Termination of Employment.    Participants may withdraw from the ESPP at any time up to 10 business days prior to the purchase date. Payroll deductions will cease and all amounts credited to the participant’s account will be refunded in cash, without interest. A participant who has withdrawn from the ESPP cannot be a participant in future offering periods unless he or she re-enrolls pursuant to the ESPP’s guidelines. Termination of a participant’s employment with us or an affiliate, for any reason, will result in the immediate termination of rights granted pursuant to any offering under the ESPP. Rights granted under the ESPP are non-transferable, and are exercisable only by the participant to whom such rights are granted.

Amendment and Termination.    The ESPP may be amended or terminated at any time by the board of directors, subject to applicable laws.

Effect of Certain Corporate Events.    In the event of a change in the outstanding common stock subject to the ESPP as a result of a merger, consolidation, change in corporate structure or otherwise, the ESPP and outstanding rights will be appropriately adjusted. In the event of our dissolution or liquidation, a merger in which we are not the surviving corporation, a reverse merger in which our common stock is converted into other property, or any other capital reorganization involving an exchange of more than 50% of our voting shares, the board of directors may, in its discretion, provide for the assumption of the ESPP by any surviving corporation, the continuation of the ESPP and rights under the ESPP, or the purchase of our common stock with the participants’ accumulated payroll deductions followed by termination of the current offering.

Vote required and board of directors’ recommendation

The affirmative vote of a majority of the votes cast on the proposal at the annual meeting of shareholders, at which a quorum representing a majority of all outstanding shares of our common stock is present, either in person or by proxy, is required for approval of this proposal. Votes for or against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will have no effect on the outcome of this vote.

Our board of directors believes that approval of the increase in the number of shares reserved for issuance by 375,000 shares under our ESPP is in the best interests of California Pizza Kitchen, Inc. and its shareholders.

Our board of directors unanimously recommends a vote “FOR” the amendment to our Employee Stock Purchase Plan.

PROPOSAL NUMBER FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our board of directors has selected Ernst & Young LLP as independent auditors to audit our financial statements for the fiscal year ending December 28, 2003. Ernst & Young LLP has acted in such capacity since its appointment during the fiscal year ended December 28, 1997. A representative of Ernst & Young LLP is expected to be present at the annual meeting of shareholders with the opportunity to make a statement if the representative desires to do so and is expected to be available to respond to appropriate questions. Fees for the last fiscal year were as follows:

•	Audit fees — $131,000;

•	Other audit-related fees — $19,159;

•	Financial information systems design and implementation fees — $0;

•	All other fees — $91,785.

Other audit-related fees includes fees related to pension audits. All other fees includes fees related to tax compliance and structure services.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast on the proposal at the annual meeting of shareholders, at which a quorum representing a majority of all outstanding shares of our common stock is present, either in person or by proxy, is required for approval of this proposal. Votes for or against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will have no effect on the outcome of this vote.

Our board of directors unanimously recommends a vote “FOR” the appointment of Ernst & Young LLP as California Pizza Kitchen, Inc.’s independent auditors for the fiscal year ending December 28, 2003.

The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials” filed with the Securities and Exchange Commission, subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The members of the audit committee during the year ended December 29, 2002 were Messrs. Phillips, Baker and Caruso. Mr. Phillips served as chairman of the committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and it operates under a written charter adopted by the board of directors. The composition of the audit committee, the attributes of its members and the responsibilities of the committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the committee’s members in business, financial and accounting matters. The committee reviews and assesses the adequacy of its charter on an annual basis.

The audit committee oversees the Company’s financial reporting process on behalf of its board of directors. Management has the primary responsibility for the preparation, presentation and integrity of the company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the annual report with management. As part of its review, the committee discussed the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, and not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted accounting principles. In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

The committee discussed with the independent auditors the overall scope and plans for their audits and quarterly reviews. The committee meets telephonically on a quarterly basis and in person on an annual basis with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of its financial reporting. The committee held five such meetings during the year ended December 29, 2002.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board of directors approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 29, 2002 for filing with the Securities and Exchange Commission. The committee and the board of directors have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as the Company’s independent auditors.

The Audit Committee

Charles G. Phillips, Chairman

William C. Baker

Rick J. Caruso

March 7, 2003

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of our common stock as of March 28, 2003 by our directors, named executive officers, all persons known by us to be the beneficial owners of more than five percent of our outstanding common stock and all executive officers and directors as a group. The common stock is our only outstanding voting security. Except as set forth below, the following shareholders have the sole voting power with respect to all shares of common stock shown as beneficially owned by them.

	Shares Owned (1)
Name	Number of Shares	Percentage
Larry S. Flax(2)	692,571	3.7%
Richard L. Rosenfield(3)	650,876	3.4%
Harold O. Rosser(4)	170,126	0.9%
Frederick R. Hipp(5)	496,564	2.6%
Rick J. Caruso(6)	0	0%
Charles G. Phillips(7)	17,400	0.1%
William C. Baker(8)	5,000	0%
Tom N. Jenneman(9)	68,750	0.4%
Gregory S. Levin(10)	42,567	0.2%
Christopher P. Ames(11)	32,496	0.2%
Julie Carruthers(12)	21,243	0.1%
Capital Group International, Inc.(13)	1,980,790	10.6%
Baron Capital Group, Inc.	1,588,800	8.5%
BAMCO, Inc.
Baron Capital Management, Inc.
Ronald Baron(14)
Massachusetts Financial Services Company(15)	1,252,665	6.7%
FMR Corp(16)	1,791,778	9.6%
All directors and executive officers as a group (14 persons)(17)	2,296,007	11.9%

(1)	Percentage of ownership is calculated as required by Commission Rule 13d-3(d)(1). Except as indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws. The table above includes the number of shares underlying options which are exercisable within 60 days after the date of this proxy statement.

(2)	Mr. Flax, our Co-Chairman of the Board and one of our directors, individually owns 509,355 shares of our common stock and has options to buy an additional 90,000 shares, all of which are currently exercisable. The total number of shares owned also includes 40,782 shares over which Mr. Flax also exercises voting control as the trustee of the Rosenfield Children’s Trust and 52,434 shares owned by Mr. Flax’s wife. Mr. Flax disclaims any beneficial ownership over these shares. Mr. Flax’s address is 1334 Parkview Avenue #200, Manhattan Beach, California 90266.

(3)	Mr. Rosenfield, our Co-Chairman of the Board and one of our directors, individually owns 560,876 shares of our common stock and has options to buy an additional 90,000 shares, all of which are currently exercisable. Mr. Rosenfield’s address is 1334 Parkview Avenue #200, Manhattan Beach, California 90266.

(4)	Mr. Rosser, one of our directors, individually owns 3,253 shares of our common stock and has options to buy an additional 15,000 shares, of which zero are currently exerciseable. Mr. Rosser may be deemed to share beneficial ownership of 166,873 shares owned by Bruckmann, Rosser, Sherrill & Co., L.P. and certain of its affiliates, but disclaims beneficial ownership of any such shares. Mr. Rosser’s address is Greenwich Plaza, Suite 100, Greenwich, Connecticut 06830.

(5)	Mr. Hipp, our Chief Executive Officer and President, individually owns 459,064 shares of our common stock and has options to buy an additional 200,000 shares. Options to buy 37,500 of such shares will be exercisable within 60 days of this proxy statement. Mr. Hipp’s address is 6053 West Century Blvd., 11th Floor, Los Angeles, California 90045.

(6)	Mr. Caruso, one of our directors, owns no shares and has options to buy an additional 15,000 shares, of which zero are currently exerciseable. Mr. Caruso’s address is Caruso Affiliated Holdings, 100 Wilshire Boulevard, 14th Floor, Santa Monica, CA 90401.

(7)	Mr. Phillips, one of our directors, owns 17,400 shares of our common stock and has options to buy an additional 15,000 shares, of which zero are currently exerciseable. Mr. Phillips’ address is 775 Park Avenue, New York, NY 10021.

(8)	Mr. Baker, one of our directors, owns 5,000 shares of our common stock and has options to buy an additional 15,000 shares, of which zero are currently exerciseable. Mr. Baker’s address is 6053 West Century Blvd., 11th Floor, Los Angeles, California 90045.

(9)	Mr. Jenneman, our Senior Vice President, Real Estate and Chief Development Officer, owns no shares but has options to buy 107,500 shares. Options to buy 68,750 of such shares will be exercisable within 60 days of this proxy statement. Mr. Jenneman’s address is 6053 West Century Blvd., 11th Floor, Los Angeles, California 90045.

(10)	Mr. Levin, our Chief Financial Officer, owns 3,567 shares of our common stock and has options to buy an additional 110,875 shares. Options to buy 39,000 of such shares will be exercisable within 60 days of this proxy statement. Mr. Levin’s address is 6053 West Century Blvd., 11th Floor, Los Angeles, California 90045.

(11)	Mr. Ames, our Vice President, Operations, individually owns 1,673 shares of our common stock. The total number of shares owned also includes 816 shares owned by Mr. Ames’ wife, Edie Garritano-Ames. Mr. Ames has options to buy an additional 113,000 shares. Options to purchase 21,375 of such shares will be exercisable within 60 days of this proxy statement. Mr. Ames’ wife has options to buy an additional 26,692 shares. Options to purchase 8,632 of such shares will be exercisable within 60 days of this proxy statement. Mr. Ames’ address is 6053 West Century Blvd., 11th Floor, Los Angeles, California 90045.

(12)	Ms. Carruthers, our Senior Vice President, Human Resources and Training, individually owns 4,993 shares and has options to buy 63,750 shares. Options to buy 16,250 of such shares will be exercisable within 60 days of this proxy statement. Ms. Carruthers’ address is 6053 West Century Blvd., 11th Floor, Los Angeles, California 90045.

(13)	Capital Group International, Inc. has sole voting power over 1,525,760 shares and sole dispositive power over 1,980,790 shares. Capital Group International, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the shares. The investment management companies provide investment advisory and management services for their respective clients which include registered investment companies and institutional accounts. Capital Group International, Inc. does not have investment power or voting power over any of such 1,980,790 shares. The total number of shares includes 1,870,290 owned by Capital Guardian Trust Company, a subsidiary of Capital Group International, Inc., and 110,500 shares owned by another subsidiary of Capital Group International, Inc. Capital Guardian Trust Company has sole voting power over 1,415,260 of such shares and sole dispositive power over all 1,870,290 shares. Capital Group International, Inc. and Capital Guardian Trust Company disclaim any beneficial ownership over these shares. The address for Capital Group International, Inc. and Capital Guardian Trust Company is 11100 Santa Monica Boulevard, Los Angeles, California 90025. The number of shares set forth in this table is as reported in a Schedule 13G/A filed jointly by Capital Group International, Inc. and Capital Guardian Trust Company on February 11, 2003, under the Securities Exchange Act of 1934 for the year ended December 31, 2002. We have no reason to believe that the information in the Schedule 13G/A was not complete or accurate or that a statement or an amendment should have been filed thereto and was not.

(14)

Baron Capital Group, Inc. and its controlling shareholder, Ronald Baron, have shared voting power and shared dispositive power over 1,588,800 shares. Baron Capital Group, Inc. and Ronald Baron each disclaim beneficial ownership of shares held by entities controlled by either of them (or the investment advisory clients thereof) to the extent such shares are held by persons other than it or him. BAMCO, Inc. has shared voting power and shared dispositive power over 1,137,000 of these shares. BAMCO, Inc. is a subsidiary of Baron Capital Group, Inc. BAMCO, Inc. disclaims beneficial ownership of shares held by its investment advisory clients to the extent such shares are held by persons other than it and its affiliates. Baron Capital Management, Inc. has shared voting power and shared dispositive power over 451,800 of these shares. Baron Capital Management, Inc. is a subsidiary of Baron Capital Group, Inc. The address for Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc. and Ronald Baron is

767 Fifth Avenue, New York, New York 10153. The number of shares set forth in this table and the disclaimer are as reported in a Schedule 13G/A under the Securities Exchange Act of 1934 for the year ended December 31, 2002 filed by these shareholders on February 14, 2003. We have no reason to believe that the information in the Schedule 13G/A was not complete or accurate or that a statement or an amendment should have been filed thereto and was not.

(15)	Massachusetts Financial Services Company has sole voting power over 1,224,675 shares and sole dispositive power over 1,252,665 shares. Massachusetts Financial Services Company shares beneficial ownership of 1,252,665 shares with certain other non-reporting entities. The address for Massachusetts Financial Services Company is 500 Boylston Street, Boston, Massachusetts 02116. The number of shares set forth in this table is as reported in a Schedule 13G/A under the Securities Exchange Act of 1934 for the year ended December 31, 2002 filed by this shareholder on February 12, 2003. We have no reason to believe that the information in the Schedule 13G/A was not complete or accurate or that a statement or an amendment should have been filed thereto and was not.

(16)	FMR Corp. has sole voting power over 836,778 shares and sole dispositive power over 1,791,778 shares. Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR Corp., is the beneficial owner of 955,000 of such 1,791,778 shares as a result of acting as investment adviser to various investment companies (the “Funds”). Edward C. Johnson 3d as Chairman of FMR Corp., FMR Corp. through its control of Fidelity, and the Funds have sole power to dispose of the 955,000 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ Boards of Trustees. Fidelity Management Trust Company (“Fidelity Trust”), a wholly owned subsidiary of FMR Corp., is the beneficial owner of 524,400 of such 1,791,778 shares as a result of its serving as investment manager of the institutional accounts. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Trust, each has sole dispositive power over the 524,400 shares and sole power to vote or to direct the voting of the 524,400 shares owned by the institutional accounts. Fidelity International Limited is the beneficial owner of 312,300 of such 1,791,778 shares as a result of its provision of investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. The address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. The number of shares set forth in this table is as reported in a Schedule 13G/A filed jointly by FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, and Fidelity Management and Research Company on February 13, 2003, under the Securities Exchange Act of 1934 for the year ended December 31, 2002. We have no reason to believe that the information in the Schedule 13G/A was not complete or accurate or that a statement or an amendment should have been filed thereto and was not.

(17)	These 14 persons include all directors and executive officers detailed in the “Management” section above. See notes 2-12 above. Sarah Goldsmith Grover, our Senior Vice President, Marketing and Public Relations, individually owns 3,536 shares of our common stock and has options to buy an additional 83,125 shares. Options to buy 26,875 of such shares will be exercisable within 60 days of this proxy statement. Douglas A. MacDonald, our Vice President, Design and Construction, individually owns 6,250 shares and has options to buy 58,125 shares. Options to buy 25,625 of such shares will be exercisable within 60 days of this proxy statement. Karen M. Settlemyer, our Vice President, Purchasing, individually owns 884 shares and has options to buy 75,250 shares. Options to buy 35,250 of such shares will be exercisable within 60 days of this proxy statement. The address for all these persons is 6053 West Century Blvd., 11th Floor, Los Angeles, California 90045.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table sets forth information with respect to our officers as of March 28, 2003.

Name	Age	Position
Larry S. Flax	60	Co-Chairman of the Board and Director
Richard L. Rosenfield	57	Co-Chairman of the Board and Director
Frederick R. Hipp	52	Chief Executive Officer, President and Director
Tom N. Jenneman	42	Senior Vice President, Real Estate and Chief Development Officer
Sarah Goldsmith Grover	38	Senior Vice President, Marketing and Public Relations
Julie Carruthers	41	Senior Vice President, Human Resources and Training
Douglas A. MacDonald	61	Vice President, Design and Construction
Karen M. Settlemyer	50	Vice President, Purchasing
Gregory S. Levin	35	Vice President, Chief Financial Officer and Secretary
Christopher P. Ames	39	Vice President, Operations

Messrs. Flax, Rosenfield and Hipp are being considered for reelection to the position of director of the Company. See “Director Nominees” for a discussion of their business experience.

Tom N. Jenneman has served as Senior Vice President, Real Estate and Chief Development Officer since November 1999. From 1992 to 1999, Mr. Jenneman worked at Brinker International where he last served as Vice President, Real Estate, New Business Development.

Sarah Goldsmith Grover has served as Vice President, Marketing and Public Relations since 1992 and was promoted to Senior Vice President, Marketing and Public Relations in November 2000. Ms. Goldsmith joined us in 1990 as Director of Public Relations. In 1996, Advertising Age Magazine named Ms. Goldsmith one of the “Marketing 100,” a distinction given to the top 100 marketers in the United States.

Julie Carruthers has served as Vice President, Human Resources and Training since January 1998 and was promoted to Senior Vice President, Human Resources and Training in November 2000. We hired Ms. Carruthers as our first employee in January 1985 to create service training programs and train our original staff. During her employment, she has held various restaurant management, training and opening-team positions within our company, including heading up the development project for our original ASAP airport locations with HMSHost Corporation. Ms. Carruthers was Vice President, Training from 1990 to 1998.

Douglas A. MacDonald has served as Vice President, Design and Construction since 1997. From 1996 to 1997, Mr. MacDonald was Director of Design and Construction with Papa Murphy’s, a 240-unit “take and bake” chain. From 1987 to 1996, he served as Director of Design and Construction with International House of Pancakes in Glendale, California. Mr. MacDonald has directed the design and construction of over 580 new food facilities throughout the United States and Canada as well as the remodeling of over 450 existing restaurants.

Karen M. Settlemyer has served as Vice President, Purchasing since 1996. From 1993 to 1996, Ms. Settlemyer was Director of Product Development at Boston Market, Inc., during which time she created its very successful Carver Sandwich Program. In 1989, she held the position of Vice President of Research and Development for Grand American Fare. Ms. Settlemyer is a 24-year foodservice veteran and registered dietician.

Gregory S. Levin has served as Vice President and Controller since 1999 and was promoted to Chief Financial Officer and elected Secretary in June 2001. Since joining us in 1996, Mr. Levin has served in various accounting and finance positions. From 1990 to 1996, Mr. Levin worked at Ernst & Young LLP, most recently as a manager in their Entrepreneurial Services Group.

Christopher P. Ames has served as a regional director since 1999 and was appointed Vice President, Operations in March 2001. Since joining us in 1992, Mr. Ames has served in numerous operations positions. Mr. Ames also has an extensive culinary background.

The following table sets forth information regarding the compensation earned during 2000, 2001 and 2002 by our Chief Executive Officer and each of our other four most highly compensated executive officers.

Summary Compensation Table

		Annual Compensation(1)		Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options	All Other Compensation
Frederick R. Hipp Chief Executive Officer and President	2002 2001 2000	$600,000 580,769 500,000	$315,000 210,000 387,500	50,000 50,000 —	$	— — 324,762	(2)

Tom N. Jenneman Senior Vice President, Real Estate and Chief Development Officer	2002 2001 2000	210,000 231,827 200,000	88,200 58,800 116,000	10,000 20,000 30,000		— — —

Gregory S. Levin Vice President, Chief Financial Officer and Secretary	2002 2001 2000	185,817 135,962 98,306	77,700 44,800 44,175	— 65,000 20,000		— — —

Christopher P. Ames Vice President, Operations	2002 2001 2000	196,490 117,164 75,253	77,700 48,800 56,854	— 93,000 2,000		— — —

Julie Carruthers Senior Vice President, Human Resources and Training	2002 2001 2000	158,326 123,098 150,500	66,570 43,120 57,960	15,000 25,000 15,000		— — —

(1)	In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include medical, group life insurance or other benefits received by the named executive officers that are available generally to all of our salaried employees and perquisites and other personal benefits received by the named executive officers that do not exceed the lesser of $50,000 or 10% of the officer’s salary and bonus disclosed in this table.

(2)	Under the agreement granting Mr. Hipp options to purchase an aggregate of 110,696 shares, we were required to pay Mr. Hipp this amount of cash which equaled 20% of the gain he recognized for federal income tax purposes as a result of his exercise of these options.

The following table sets forth information concerning stock options that we granted to our named executive officers. We have never issued stock appreciation rights.

Option Grants During 2002

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
Name	Number of Securities Underlying Options Granted(1)	Percentage of Total Options Granted to Employees in 2002(2)	Exercise Price (per share)	Expiration Date(3)	5%	10%
Frederick R. Hipp	50,000	9.56%	19.96	01/18/12	627,637	1,590,554
Tom N. Jenneman	10,000	1.91%	19.96	01/18/12	125,527	318,111
Gregory S. Levin	—	—	—	—	—	—
Christopher P. Ames	—	—	—	—	—	—
Julie Carruthers	15,000	2.87%	19.96	01/18/12	188,291	477,166

(1)	Represents options we granted under our 1998 Stock-Based Incentive Compensation Plan.

(2)	Based on an aggregate of 523,000 shares of our common stock which are subject to options granted to employees during 2002.

(3)	The term of each option we grant is generally ten years from the date of grant. Our options may terminate before their expiration dates if the option holder’s status as an employee is terminated or upon the option holder’s death or disability.

(4)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Commission and do not represent either historical appreciation or our estimate or projection of our future common stock prices.

The following table sets forth information concerning options that our named executive officers exercised during 2002 and the number of shares subject to both exercisable and unexercisable stock options as of December 29, 2002. The table also reports values for “in-the-money” options that represent the positive spread between the exercise prices of outstanding options and $25.32, the last reported sale price of our common stock in our 2002 fiscal year. We have never issued stock appreciation rights.

Aggregated Option Exercises In 2002 And Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at December 29, 2002		Value of Unexercised In-the-Money Options at December 29, 2002
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Frederick R. Hipp	—	—	25,000	75,000	95,750	338,250
Tom N. Jenneman	—	—	51,875	45,625	653,838	399,012
Gregory S. Levin	8,500	185,000	29,625	61,250	232,630	419,963
Christopher P. Ames	21,500	192,742	13,125	69,875	68,312	384,680
Julie Carruthers	26,250	508,712	14,375	42,500	93,312	310,250

Director compensation

Our directors do not receive cash compensation for their services. Non-employee directors are reimbursed for reasonable expenses incurred in connection with serving as a director. We also adopted our independent director option program in July 2002. This program provides that each of our independent directors will receive an initial grant of an option to purchase 15,000 shares of our common stock. On an annual basis, each independent director will also receive an option to purchase 3,600 shares of our common stock, contingent upon participation in at least 75% of the meetings of the board of directors held during that year, and each independent director that serves upon a committee will receive an additional option to purchase 1,500 shares of our common stock, contingent upon participation in at least 75% of the meetings of that committee held during that year. In each case, the option price is set at the fair market value as determined by the closing price upon the date of grant, and the options vest over two years with 50% becoming exercisable annually. The options terminate 60 days after a director voluntarily or involuntarily resigns from the board of directors, or 10 years after the date of grant.

Compensation committee interlocks and insider participation

Our compensation committee currently consists of Messrs. Rosser, Phillips and Baker. No member of the compensation committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our board of directors or compensation committee.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under the 1998 Plan and Employee Stock Purchase Plan, which together constitute all of our existing equity compensation plans as of December 29, 2002.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	2,031,091	$19.16	259,650
Equity compensation plans not approved by security holders	None	None	None

Total	2,031,091	$19.16	259,650

(1)	Represents shares of our common stock issuable pursuant to our 1998 Plan and Employee Stock Purchase Plan.

A detailed summary of our 1998 Plan is provided above in “Proposal Number Two: Approval of Amendment to 1998 Stock-Based Incentive Compensation Plan.”

A detailed summary of our Employee Stock Purchase Plan is provided above in “Proposal Number Three: Approval of Amendment to Employee Stock Purchase Plan.”

Employment agreements

In March 1998, we entered into a severance agreement with our Chief Executive Officer and President, Frederick R. Hipp. This agreement provides that we will be obligated to pay Mr. Hipp the amount of his base salary (up to a maximum of $500,000) for one year following the date his employment terminates, unless we terminate Mr. Hipp for cause, his employment terminates because of his death, disability or retirement, or he voluntarily terminates his employment. This severance agreement does not obligate Mr. Hipp to continue his employment with us or obligate us to continue to employ him.

In November 1999, we entered into a severance agreement with our Senior Vice President, Real Estate and Chief Development Officer, Tom N. Jenneman, that provides that, after the termination of his employment, we will continue to pay him amounts equal to his base salary for a period of 26 weeks unless his employment is terminated as a result of his death, disability or retirement or unless we terminate his employment for cause. We will continue to pay him thereafter for a subsequent period of 26 weeks amounts equal to his base salary if he is reasonably unable to find new employment. If he finds employment during this subsequent twenty-six week period that pays less than the base salary we would otherwise owe him, we will pay him an amount equal to the difference.

Registration rights

The holders of approximately 1.5 million shares of common stock, including some of our directors, principal shareholders and affiliates of such individuals or entities, will be entitled to registration rights with respect to these shares pursuant to a registration rights agreement by and among California Pizza Kitchen, Inc., Bruckmann, Rosser, Sherrill & Co., L.P. (“Bruckmann, Rosser”), its co-investors, Richard Rosenfield and Larry Flax, dated September 30, 1997. Subject to several exceptions, including our right to defer a demand registration for a single period of up to 180 days under some circumstances, Bruckmann, Rosser may require that we use our best efforts to register for public resale under the Securities Act all shares of common stock they request be registered. Bruckmann, Rosser may exercise an unlimited number of demand registrations so long as the securities being registered are reasonably expected to produce aggregate proceeds of $5 million or more. Richard Rosenfield, Larry Flax and all of the original co-investors with Bruckmann, Rosser in the recapitalization transaction in 1997 are entitled to registration rights on a pro rata basis with respect to any demand registration request made by Bruckmann, Rosser. All fees, costs and expenses of this registration, other than underwriting discounts and commissions, will be borne by us.

In addition, all holders of shares with registration rights have the right to piggyback on any registration for our account or the account of another shareholder. Accordingly, in the event that we propose to register additional shares of common stock under the Securities Act, either for our own account or for the account of any other security holder, the holders of shares having registration rights are entitled to receive notice of that registration and to include their shares in the registration, subject to limitations described in the agreement. All registration rights are subject to conditions and limitations, among them the right of the underwriters of any offering to limit the number of shares of common stock held by these security holders to be included in the registration. We are generally required to bear all of the expenses of all registrations, except underwriting discounts and selling commissions. Registration of the shares of common stock held by security holders with registration rights would result in these shares becoming freely tradeable without restriction under the Securities Act immediately upon effectiveness of such registration.

Certain relationships and related transactions

On March 6, 2003, we invested $2.0 million for 1,000,000 shares of Series A 8% Convertible Preferred Stock of LA Food Show, Inc., an upscale family casual dining concept. The concept was created by our co-founders, Larry S. Flax and Richard L. Rosenfield, who currently serve on our board of directors as Co-Chairmen. Our investment represents 25% of the total equity in LA Food Show and Mr. Flax and Mr. Rosenfield own the remaining 75%. Under the terms of the agreement, we reserve the right of first negotiation for the 75% equity we do not currently control. The Series A 8% Convertible Preferred Stock has a liquidation preference over the common stock, a right to dividends which accrue at 8% annually, and the right to convert to common stock at our option, or to common stock and cash (in the full amount of our original investment) at the option of LA Food Show. We also have preemptive rights for all successive financings so long as we maintain at least a 15% ownership interest in LA Food Show, and tag-along and drag-along rights. In the event that LA Food Show proposes to register shares of common stock under the Securities Act, we have piggy-back registration rights and, at our option, are also guaranteed the right to participate on a pro rata basis in any registration in which Mr. Flax and Mr. Rosenfield participate. The agreement further provides that we are entitled to one of three seats on LA Food Show’s board of directors so long as we maintain at least a 23% ownership interest in LA Food Show and fully exercise our preemptive rights. We have not made any commitments or guarantees on behalf of LA Food Show and do not intend to do so in the foreseeable future.

Under the agreement granting our Chief Executive Officer and President, Frederick R. Hipp, options to purchase an aggregate of 110,696 shares, we were required to pay Mr. Hipp an amount of cash equal to 20% of the gain he would recognize for federal income tax purposes as a result of such exercise. We loaned Mr. Hipp an amount equal to the difference between this cash payment and the total tax liability he incurred as a result of this exercise (including the amount of the cash payment). As a result of our initial public offering price of $15.00 per share, we paid Mr. Hipp $325,000 and loaned him $586,196. The full recourse promissory note was paid in full, including accrued interest, upon maturation in August 2002. The largest aggregate amount of indebtedness outstanding under the loan at any time during 2002 was $391,871.

In August 2001, we loaned $65,000 to our Senior Vice President, Real Estate and Chief Development Officer, Tom N. Jenneman. The full recourse promissory note was paid in full, including accrued interest, upon maturation in February 2003. The largest aggregate amount of indebtedness outstanding under the loan at any time during 2002 was $65,000.

One of our directors, Rick J. Caruso, also serves as President of CAH Restaurants of California, LLC. We have entered into franchise and development agreements with CAH Restaurants of California, LLC pursuant to which it currently operates two California Pizza Kitchen restaurants. CAH Restaurants of California, LLC pays franchise and royalty fees to us under these agreements. We recorded an aggregate of $260,000 in such fees in 2002.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires our executive officers, directors and 10% shareholders to file reports regarding initial ownership and changes in ownership with the Securities and Exchange Commission and any exchange upon which our securities are listed. Executive officers, directors and 10% shareholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Our information regarding compliance with Section 16(a) is based solely on a review of the copies of such reports furnished to us by our executive officers, directors and 10% shareholders. We believe that during the fiscal year ending December 29, 2002, all of our executive officers, directors and 10% shareholders complied with all applicable Section 16(a) filing requirements.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Harold O. Rosser, Charles G. Phillips, and William C. Baker are the current members of the compensation committee (the “Committee”). The Committee is composed entirely of independent directors and is responsible for developing and making recommendations to all of the independent directors with respect to the Company’s executive compensation policies. The Committee reviews and oversees the salaries and benefits for all of our employees and consultants. The Committee also reviews the recommendations of the Company’s President and Chief Executive Officer regarding the performance and compensation levels for all other executive officers.

Overview

The goal of our compensation program is to attract, motivate and retain the highly talented individuals the Company needs to be a market leader in a highly competitive industry. The Committee believes that the compensation program for the Company’s executive officers should reflect the Company’s performance and the value created for the Company’s shareholders. In addition, the compensation program should support the short-term and long-term strategic goals and values of the Company and should reward individual contributions to the Company’s success. To these ends the Committee seeks to align executive compensation with the Company’s performance and to motivate executive officers to achieve the Company’s business objectives. The Company uses three key elements in its executive compensation program to attain these goals: annual base salary, annual incentive compensation, and long-term incentive compensation in the form of stock options. As an officer’s level of responsibility with the Company increases, a greater proportion of his or her total compensation will be dependent upon the Company’s financial performance and stock price appreciation rather than base salary.

Annual base salaries

Each year, the Company’s President and Chief Executive Officer evaluates the performance of all other executive officers and recommends salary adjustments which are reviewed by the Committee. When reviewing these recommendations, the Committee takes several factors into account, including the executive’s experience, responsibilities, management abilities and job performance, as well as the performance of the Company as a whole and current market conditions. The Committee also reviews compensation surveys and other data to enable the Committee to compare the Company’s compensation packages with those of similarly-situated companies in the restaurant industry.

Annual incentive compensation

The Company’s annual cash bonus program (the “Bonus Plan”) was approved by the board of directors in the fourth quarter of 1997. The Company’s Bonus Plan is purely formulaic and has not been amended by the Committee since its adoption. Under the Bonus Plan, executive officers from the vice president level and up are assigned target bonuses which are expressed as a percentage of their respective base salaries and increase as their level of responsibility with the Company increases. The bonuses are tied directly to the Company’s annual financial performance. In November of each year the board of directors approves a budget for the Company for the following year. The officers receive their target bonus if the Company achieves the budgeted results and a graduated percentage (up or down) of their targeted bonuses if the Company exceeds or misses the budgeted results. The officers do not receive any bonus if the Company does not achieve at least 90% of the budgeted results. The maximum bonus any officer can receive is 200% of his or her targeted bonus.

Stock options

The Committee believes that employee stock ownership is a significant incentive in building stockholder wealth and aligning the interests of employees and stockholders. Stock options will only have value if the Company’s stock price increases. In addition, the Company utilizes vesting periods for stock options to encourage key employees to continue in the Company’s employ.

The board of directors adopted the Company’s 1998 Stock-Based Incentive Compensation Plan in February 1998 to assist it in attracting, retaining and rewarding valued employees, directors and independent contractors by offering them a greater stake in the Company’s success and to encourage ownership in Company stock by these employees, directors and independent contractors.

The Committee makes recommendations to our independent directors, who administer the 1998 plan and have discretion to determine which individuals are eligible to receive option awards, the time or times when the option awards are to be made, the number of shares subject to each award, the status of any grant as either an incentive stock option or a non-qualified stock option, the vesting schedule in effect for the option award, the term for which any option is to remain outstanding and the other principal terms and conditions of each option. Generally, stock options recommended by the Committee and granted by our independent directors have an exercise price equal to the fair market value of a share on the day the options are granted. The options generally vest within four years and expire ten years after the date of grant, contingent on the officer’s continued employment with the Company.

Each year, the Company’s President and Chief Executive Officer makes recommendations with respect to the level of stock options to be granted to each eligible employee, and the Committee reviews and approves those recommendations based upon a variety of factors prior to making its final recommendation to our independent directors. A total of 3,500,000 shares of the Company’s common stock have been reserved for issuance under the 1998 plan, of which 3,318,197 shares have already been granted and 181,803 shares remain available for future grant as of March 28, 2003.

The board of directors adopted the Company’s Employee Stock Purchase Plan in November 1999 to provide employees with an opportunity to purchase through payroll deduction shares of our common stock at a price below market value, thereby enabling us to retain the services of our employees, to secure the services of new employees, and to provide incentives for such employees to exert maximum efforts for our success.

The Committee makes recommendations to our independent directors, who administer the ESPP and have authority to construe and to interpret the ESPP and the rights granted under it, to establish, amend and revoke rules for its administration, and to determine when and how rights to purchase stock shall be granted and the terms of each offering.

Compensation of the Chief Executive Officer

In fiscal year 2002, the Company’s most highly compensated officer was Frederick R. Hipp, the Company’s President and Chief Executive Officer. Mr. Hipp’s base salary is $600,000. Mr. Hipp also participates in the Company’s Bonus Program and is entitled to receive a targeted bonus equal to 50% of his base salary if the Company achieves its budgeted results as approved by the board of directors in November of the preceding year. Mr. Hipp’s target bonus of 50% of his base salary has not changed since the Company hired Mr. Hipp in January 1998.

After taking into consideration the Company’s financial performance since Mr. Hipp became President and Chief Executive Officer in 1998, and in light of his individual performance and significant contribution to the Company’s overall growth, the Committee awarded Mr. Hipp options to purchase 50,000 shares of Common Stock under the 1998 plan in January 2002 and options to purchase an additional 100,000 shares in January 2003.

The Compensation Committee

Harold O. Rosser

William C. Baker

Charles G. Phillips

March 28, 2003

COMPARISON OF SHAREHOLDER RETURN

Set forth below is a line graph comparing the annual percentage change in the cumulative total return of our common stock with the cumulative total return of (a) the Nasdaq National Market Composite and (b) the S&P Smallcap Restaurant Index for the period commencing August 2, 2000 (the date of our initial public offering) through December 29, 2002.

Comparison of Cumulative Total Return from August 2, 2000 through December 29, 2002 (1) (2)

	8/2/00	12/29/00	6/29/01	12/28/01	6/28/02	12/27/02

California Pizza Kitchen, Inc.	$100	$188	$155	$166	$165	$169

S&P Smallcap Restaurant Index	$100	$121	$148	$168	$187	$156

NASDAQ National Market Composite	$100	$68	$59	$54	$40	$37

(1)	The effective date of our initial public offering was August 2, 2000. For purposes of this presentation, we have assumed that our initial public offering price of $15.00 would have been the closing sales price on August 1, 2000, the day prior to commencement of trading.

(2)	Assumes that $100.00 was invested August 2, 2000 in our common stock at the initial public offering price of $15.00 and at the closing sales price for each index, and that all dividends were reinvested. No dividends have been declared on our common stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder performance.

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, our board of directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting that will come before the meeting. Should any other matters arise requiring the vote of shareholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

FUTURE SHAREHOLDER PROPOSALS

We provide all shareholders with the opportunity, under certain circumstances, to participate in our governance by submitting proposals that they believe merit consideration at the next annual meeting of shareholders, which currently is expected to be held in May 2004. To enable our management to analyze and respond adequately to proposals and to prepare appropriate proposals for presentation in our proxy statement for the next annual meeting of shareholders, any such proposal should be submitted to us no later than December 4, 2003, to the attention of our Secretary, at our principal office appearing on the front page of this proxy statement. Shareholders may also submit the names of individuals whom they wish to be considered by our board of directors as nominees for directors. If any proposals are submitted by a shareholder for the next annual meeting and are received by us after February 17, 2004, these shareholder proposals will not be presented in the proxy materials to be delivered in connection with the next annual meeting and, if the matters are brought up at the meeting, the persons named in the form of proxy for that annual meeting will be allowed to use their discretionary authority with respect to voting on such shareholder matters.

Please vote by telephone or return your signed proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

AVAILABLE INFORMATION

We are required to file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You can read our filings with the Securities and Exchange Commission over the Internet at the SEC’s website at www.sec.gov. You may read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, the New York Regional Office located at 233 Broadway, New York, NY 10279, and the Chicago Regional Office located at Northwestern Atrium Center, 500 West Madison Street, Chicago, IL 60661. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference facilities. Our SEC filings are also available at the office of the Nasdaq National Market. For further information on obtaining copies of our public filings at the Nasdaq National Market you should call (212) 656-5060.

By Order of the Board of Directors of

CALIFORNIA PIZZA KITCHEN, INC.

Gregory S. Levin

Vice President and Chief Financial Officer

April 3, 2003

                        ANNUAL MEETING OF SHAREHOLDERS OF

                         CALIFORNIA PIZZA KITCHEN, INC.

                                   May 7, 2003

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

              . Please detach and mail in the envelope provided. .

--------------------------------------------------------------------------------
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                   VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------

PROPOSAL 1. Election Of Directors Of California Pizza Kitchen, Inc.

                                    NOMINEES:
[_] FOR ALL NOMINEES                [_] William C. Baker
                                    [_] Rick J. Caruso
[_] WITHHOLD AUTHORITY              [_] Larry S. Flax
    FOR ALL NOMINEES                [_] Frederick R. Hipp
                                    [_] Charles G. Phillips
[_] FOR ALL EXCEPT                  [_] Richard L. Rosenfield
    (See instructions below)        [_] Harold O. Rosser

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
------------ "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [X]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

To change the address on your account, please check the box at right and     [_]
indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
--------------------------------------------------------------------------------
                                                             FOR AGAINST ABSTAIN
PROPOSAL 2. Approval Of Amendment To 1998 Stock-Based        [_]   [_]     [_]
     Incentive Compensation Plan

PROPOSAL 3. Approval Of Amendment To Employee Stock          [_]   [_]     [_]
     Purchase Plan

PROPOSAL 4. Ratification Of Appointment Of Ernst &           [_]   [_]     [_]
     Young LLP As Independent Auditors

This proxy authorizes Frederick R. Hipp and Gregory S. Levin, or either one of them, to vote at his discretion on any other matter that may properly come before the annual meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
IN FAVOR OF EACH OF THE NOMINEES LISTED ABOVE AND IN FAVOR OF EACH OF THE OTHER
PROPOSALS.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CALIFORNIA
PIZZA KITCHEN, INC. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
EACH OF THESE PROPOSALS.

Signature of Shareholder _____________________ Date: ___________ Signature of Shareholder _____________________ Date: ___________
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

                                  FORM OF PROXY

                         CALIFORNIA PIZZA KITCHEN, INC.

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF CALIFORNIA PIZZA KITCHEN, INC.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of
Shareholders to be held on May 7, 2003 and appoints Frederick R. Hipp and
Gregory S. Levin, or either one of them, with full power of substitution, as proxy for the undersigned, to vote all shares of common stock, $.01 par value per share, of California Pizza Kitchen, Inc. owned of record by the undersigned, with all powers the undersigned would have if personally present at the Annual
Meeting of Shareholders of California Pizza Kitchen, Inc. to be held on May 7,
2003 at 10:00 a.m. in Salon A, at the Crowne Plaza Hotel at Los Angeles Airport,
5985 West Century Boulevard, Los Angeles, California 90045 and any adjournments or postponements thereof for the following purposes:

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

                                                                           14475

                        ANNUAL MEETING OF SHAREHOLDERS OF

                         CALIFORNIA PIZZA KITCHEN, INC.

                                   May 7, 2003

                            -------------------------
                            PROXY VOTING INSTRUCTIONS
                            -------------------------

MAIL - Date, sign and mail your proxy card      --------------------------------
in the envelope provided as soon as possible.   COMPANY NUMBER
                                                --------------------------------
                    - OR -                      ACCOUNT NUMBER
                                                --------------------------------
TELEPHONE - Call toll-free 1-800-PROXIES        CONTROL NUMBER
from any touch-tone telephone and follow        --------------------------------
the instructions. Have your control number
and proxy card available when you call.

              . Please detach and mail in the envelope provided. .

--------------------------------------------------------------------------------
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                   VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------

PROPOSAL 1. Election Of Directors Of California Pizza Kitchen, Inc.

[_] FOR ALL NOMINEES                NOMINEES:
                                    [_] William C. Baker
[_] WITHHOLD AUTHORITY              [_] Rick J. Caruso
    FOR ALL NOMINEES                [_] Larry S. Flax
                                    [_] Frederick R. Hipp
[_] FOR ALL EXCEPT                  [_] Charles G. Phillips
    (See instructions below)        [_] Richard L. Rosenfield
                                    [_] Harold O. Rosser

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
------------ "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [X]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and     [_]
indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
--------------------------------------------------------------------------------
                                                             FOR AGAINST ABSTAIN
PROPOSAL 2. Approval Of Amendment To 1998 Stock-Based        [_]   [_]     [_]
     Incentive Compensation Plan

PROPOSAL 3. Approval Of Amendment To Employee Stock          [_]   [_]     [_]
     Purchase Plan

PROPOSAL 4. Ratification Of Appointment Of Ernst &           [_]   [_]     [_]
     Young LLP As Independent Auditors

This proxy authorizes Frederick R. Hipp and Gregory S. Levin, or either one of them, to vote at his discretion on any other matter that may properly come before the annual meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
IN FAVOR OF EACH OF THE NOMINEES LISTED ABOVE AND IN FAVOR OF EACH OF THE OTHER
PROPOSALS.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CALIFORNIA
PIZZA KITCHEN, INC. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
EACH OF THESE PROPOSALS.

Signature of Shareholder _____________________ Date: ___________ Signature of Shareholder _____________________ Date: ___________
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.